                                                                   EXHIBIT 23(d)


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the registration statement of CMS Energy Corporation on Form S-4 of our report dated March 27, 1998, on our audits of the consolidated financial statements of Continental Natural Gas, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1996 and 1997. We also consent to the reference to our firm under the caption "Independent Public Accountants."



PricewaterhouseCoopers LLP
Tulsa, Oklahoma
September 8, 1998